Adamis Pharmaceuticals, Corporation 10-Q

Exhibit 10.1

[***]  Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both not material and is the type that the Registrant treats as private or confidential.

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into among Nephron Pharmaceuticals Corporation, Nephron S.C., Inc., and Nephron Sterile Compounding Center, LLC (“Nephron” or “Plaintiff’), and U.S. Compounding, Inc. (“U.S. Compounding”), Adamis Pharmaceuticals Corporation (“Adamis”), Jennifer Shelly Hulsey (“Hulsey”), and Jessica Ingrid Lane (“Lane”) (together hereinafter “Defendants”). Nephron and Defendants are collectively hereinafter referred to as the “Parties”.

RECITALS

WHEREAS, Nephron Pharmaceuticals Corporation is a corporation organized and existing under and by virtue of the laws of the State of Florida with its principal place of business located at 4121 SW 34th Street, Orlando, Florida, 32811;

WHEREAS, Nephron S.C., Inc. is a corporation organized and existing under and by virtue of the laws of the State of South Carolina with its principal place of business located at 4500 12th Street Extension, West Columbia, South Carolina, 29172;

WHEREAS, Nephron Sterile Compounding Center, LLC a corporation with its principal place of business located at 4500 12th Street Extension, West Columbia, South Carolina, 29172;

WHEREAS, U.S. Compounding, Inc. is a corporation organized and existing under and by virtue of the laws of the State of Arkansas with its principal place of business located at 1270 Don’s Lane, Conway, Arkansas, 72032;

WHEREAS, Adamis Pharmaceuticals Corporation is a California corporation that is the parent corporation of U.S. Compounding with its principal place of business located at 11682 El Camino Real, Suite 300, San Diego, California, 92130;

WHEREAS, Shelly Hulsey is a natural person domiciled in the State of Kansas;

WHEREAS, Jessica Lane is a natural person domiciled in the State of New Jersey;

WHEREAS, on September 21, 2018, Nephron commenced litigation in the United States District Court for the Middle District of Florida (the “Florida Court”), styled Nephron Pharmaceuticals Corporation, Nephron S.C., Inc., and Nephron Sterile Compounding Center, LLC v. Jennifer Shelly Hulsey and U.S. Compounding, Inc. d/b/a U.S. Compounding Pharmacy, originally assigned case number 6:18-cv-1573-ORL-31-KRS and ultimately assigned case number 6:18-cv-01573-GAP-LRH (the “Florida Lawsuit”), alleging, without limitation, that Hulsey and U.S. Compounding collectively misappropriated certain trade secrets from Nephron;

WHEREAS, on March 1 , 2019, Nephron filed a second amended complaint in the Florida Lawsuit, adding Adamis as a defendant, and alleging various claims against Hulsey, U.S. Compounding, and Adamis including, without limitation, that they collectively misappropriated certain trade secrets from Nephron;

WHEREAS, on July 1 , 2019, Nephron filed a third amended complaint in the Florida Lawsuit, alleging various claims against Hulsey, U.S. Compounding, and Adamis including, without limitation, that Hulsey, U.S. Compounding, and Adamis collectively misappropriated certain trade secrets from Nephron;

WHEREAS, on October 10, 2019, Hulsey filed for Chapter 13 bankruptcy in her individual capacity in the United States Bankruptcy Court for the District of Kansas (the “Bankruptcy Court”), which matter is styled In re: Hulsey, case number 19-22173-13 (the “Bankruptcy”);

WHEREAS, on December 19, 2019, Nephron filed its original proof of claim in the Bankruptcy and later filed an amended proof of claim in the Bankruptcy on February 26, 2021 (the “Proof of Claim”);

WHEREAS, on June 9, 2020, Nephron filed its Objection to Confirmation of Second Amended Chapter 13 Plan in the Bankruptcy (the “Objection to Plan”);

WHEREAS, on January 6, 2020, Nephron filed an adversary complaint in the Bankruptcy, styled Nephron Pharmaceuticals Corporation, Nephron S.C., Inc., and Nephron Sterile Compounding Center, LLC v. Jennifer Shelly Hulsey, assigned case number 20-06002 (the “Adversary Proceeding”) in which Nephron asserted causes of action for exception to discharge under 11 U.S.C. § 523 against Hulsey arising from Nephron’s allegations that Hulsey misappropriated trade secrets from Nephron;

WHEREAS, on February 26, 2020, Nephron filed a complaint in the United States District Court for the District of New Jersey (the “New Jersey Court”), styled Nephron Pharmaceuticals Corporation, Nephron S.C., Inc., and Nephron Sterile Compounding Center, LLC v. Jessica Ingrid Lane, U.S. Compounding, Inc. d/b/a U.S. Compounding Pharmacy, and Adamis Pharmaceuticals Corporation, case number 3:20-cv-02089-FLW-LHG (the “New Jersey Lawsuit”), alleging, without limitation, that Lane, U.S. Compounding, and Adamis collectively misappropriated certain trade secrets from Nephron;

WHEREAS, on December 16, 2020, the New Jersey Court issued an order transferring Nephron’s claims against Lane individually to the United States District Court for the District of South Carolina, Columbia Division (the “South Carolina Court”), styled Nephron Pharmaceuticals Corporation, Nephron S.C., Inc., and Nephron Sterile Compounding Center, LLC Jessica Ingrid Lane, case number 3:20-cv-04356-MGL-PJG (the “South Carolina Lawsuit”);

WHEREAS, Nephron, Adamis, U.S. Compounding, and Hulsey filed a Notice of Resolution with the Florida Court related to the Florida Lawsuit on April 9, 2021 indicating that they had reached settlement of the Florida Lawsuit;

WHEREAS, the Parties have reached a mutually agreeable settlement related to the Florida Lawsuit, the New Jersey Lawsuit, the South Carolina Lawsuit, the Proof of Claim, and the Adversary Proceeding, and desire to memorialize the terms of their settlement through this Agreement;

WHEREAS, by executing this Agreement, the Parties desire to fully and finally settle all claims and disputes between and among them which arise from or relate in any manner to the allegations made by Nephron in the Florida Lawsuit, the New Jersey Lawsuit, the South Carolina Lawsuit, the Bankruptcy, and the Adversary Proceeding;

NOW, THEREFORE, in consideration for the mutual promises, covenants, agreements, and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.                    Settlement Payment. Adamis and/or U.S. Compounding will pay Nephron the total sum of Seven Million Nine Hundred Thousand Dollars and OO/ lOOths Cents ($7,900,000.00 USD) (the “Settlement Payment”) on or before five o’clock p.m. EDT on the seventh calendar day following the Effective Date of this Agreement (defined below). The Settlement Payment shall be paid in the form of one lump sum payment wired to Nephron in accordance with the instructions to be provided by counsel for Nephron to counsel for Adamis and U.S. Compounding. Counsel for Adamis and U.S. Compounding shall notify counsel for Nephron the date the Settlement Payment is wired to Nephron and shall provide Nephron’s counsel documentation sufficient to confirm the same. The Parties agree that the Settlement Payment shall be treated, for tax purposes, as compensatory damages paid to Nephron to resolve the Florida Lawsuit, the New Jersey Lawsuit, and the South Carolina Lawsuit.

2.                    Consent Permanent Injunction; Required Declarations: Final Resolution of the Florida, South Carolina, and New Jersey Lawsuits, and the Adversary Proceeding; and Withdrawal of Proof of Claim in Bankruptcy. The Parties agree to the entry of the Stipulation for Entry of Consent Permanent Injunction Order and Stipulated Final Judgement (the “Injunction”) in the form attached hereto as Exhibit A. the terms being expressly incorporated herein by reference, in the Florida Lawsuit, and to the entry of the same in a substantially similar form in the New Jersey Lawsuit, and the South Carolina Lawsuit, to account for the appropriate parties and captions. If the Florida Court, New Jersey Court, or the South Carolina Court requests or requires any additional filing(s) or document(s) to support the entry of the Injunction as a final judgment resolving the Florida Lawsuit, the New Jersey Lawsuit, and/or the South Carolina Lawsuit and dismissing Nephron’s claims with prejudice, the Parties agree to cooperate in the preparation and filing of the same by and through their counsel in a manner consistent with the terms of this Agreement.

Further, Lane agrees to submit a declaration to counsel for Nephron certifying that she has permanently and irrevocably destroyed any and all information, data, and documents, whether electronic or hard copy, that concern or relate in any manner to Nephron (hereafter “Nephron Information”), and that are in her custody, control, or possession, or to which she otherwise has access (whether on an electronic device or in a personal account such as, without limitation, an iCloud or an email account), and further swearing that she is no longer has custody, control, or possession of, or any access to, Nephron Information including, without limitation, copies of Nephron Information (the “Lane Declaration”). The Lane Declaration shall include, without limitation, a sworn statement verifying that Lane has permanently deleted and destroyed any and all Nephron Information including, without limitation, copies thereof, which are or were at one time stored in any of Lane’s personal iCloud account(s). In addition, Hulsey agrees to submit a declaration to Nephron certifying that she has permanently and irrevocably destroyed any and all Nephron Information, whether electronic or hard copy, that is in her custody, control, or possession, or to which she otherwise has access (whether on an electronic device or in a personal account such as, without limitation, an iCloud or an email account), and further swearing that she is no longer has custody, control, or possession of, or any access to, Nephron Information including, without limitation, copies of Nephron Information (the “Hulsey Declaration”). Hulsey agrees to work with Nephron to reach a mutual agreement regarding the deletion of Nephron Information from her devices and the third party devices that contain Nephron Information and that are in the possession of the forensic neutral engaged by the Parties in the Florida Litigation pursuant to the Stipulated Forensic Protocol therein.

Nephron agrees that, following: (i) its receipt of the Settlement Payment described at Paragraph 1 above; (ii) its receipt of the executed Lane Declaration and the Hulsey Declaration containing the certifications set forth above; and (iii) the entry of the Permanent Injunction by the Florida Court in the Florida Lawsuit, the New Jersey Court in the New Jersey Lawsuit, and the South Carolina Court in the South Carolina Lawsuit, it will: (i) if required by the Florida Court, the New Jersey Court, the South Carolina Court, file a stipulation of dismissal with prejudice in the Florida Lawsuit, the New Jersey Lawsuit, the South Carolina lawsuit, and the Adversary Proceeding, dismissing all of its claims asserted in each; and (ii) withdraw both its Proof of Claim and its Objection to Plan filed in the Bankruptcy. Hulsey specifically agrees to fully cooperate and take whatever steps are necessary in order to have the Bankruptcy Court lift the automatic stay for the purpose of permitting the Parties to have the Injunction entered on the docket in the Florida Court and to effectuate the terms of this Agreement.

3.                    Effective Date. This Agreement shall be effective once executed by all Parties (the “Effective Date”) and shall be of no force and effect until such time.

4.                   Mutual Releases and Covenants Not to Sue. Upon the Effective Date, Nephron, on the one hand, and Defendants, on the other hand, shall mutually release and forever discharge each other from any and all claims, rights, actions, causes of action, suits, damages, losses, attorneys’ fees, costs, expenses, payments, debts, grievances, and liabilities that were raised or that could have been raised in the Florida Lawsuit, the New Jersey Lawsuit, the South Carolina Lawsuit, and/or the Adversary Proceeding (hereinafter collectively the “Lawsuits”) in any form, or that arise from or relate to the claims and liabilities asserted in the Lawsuits, including but not limited to related claims, cross-claims, or collateral claims, whether known or unknown, asserted or not yet asserted, vested or contingent. Hulsey, Lane, and Nephron each affirm, acknowledge, and agree that this release language is intended to and does include, without limitation, a mutual release of any and all claims, rights, actions, causes of action, suits, damages, losses, attorneys’ fees, costs, expenses, payments, debts, grievances, and liabilities concerning or related in any manner to their former employment with Nephron including, without limitation, their separation therefrom. This release language is for any relief, no matter how described, including but not limited to back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain and suffering, emotional distress, or mental anguish, statutory damages, court costs and litigation expenses, and attorneys’ fees and costs.

Also upon the Effective Date, Nephron, on the one hand, and Defendants, on the other hand, hereby absolutely, unconditionally and irrevocably, covenant and agree that they will not sue (at law, in equity, in any regulatory proceeding or otherwise) one another on the basis of any claim released pursuant to the above release. If any Party violates the foregoing covenant, the violating Party agrees to pay, in addition to such other damages that any other Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such other Party as a result of such violation.

Notwithstanding the above, the releases and covenants under this paragraph do not constitute releases of any Party’s ongoing obligations under this Agreement, or of any claims or causes of action arising under or resulting from a default or breach of this Agreement.

5.                  Representations and Warranties of the Parties.

(a)           Each undersigned corporate Party represents and warrants that it has the full power and authority to enter into this Agreement, and that the persons executing this Agreement on each of their respective behalves are duly authorized to do so and have the necessary capacity to do so.

(b)           Each undersigned individual Party represents and warrants that she has the full power and authority to enter into this Agreement, and that she the necessary capacity to do so.

(c)           The Parties represent and warrant that they have, prior to entering into this Agreement, been advised in writing to consult with counsel and that they have had the provisions of this Agreement explained, reviewed, and approved by their attorneys. The Parties also acknowledge that they have been given a reasonable period of time to study, analyze, and evaluate this Agreement before signing it and has been given the opportunity to negotiate this Agreement at arm’s length. The Parties therefore waive any common law or statutory rule of construction that ambiguities be construed against the drafter of this Agreement.

(d)                The Parties acknowledge that they are executing this Agreement freely, knowingly, and voluntarily, that they are fully aware of the contents and effects thereof, and that the execution of this Agreement is not the result of any fraud, duress, mistake, coercion, or undue influence.

6.                    Binding Effect. This Agreement shall be binding upon each of the Parties and their respective successors-in-interest.

7.                    Court Jurisdiction. The Parties consent to the exclusive jurisdiction of the U.S. District Court for the Middle District of Florida (the “Florida Court,” as specified above) for purposes of the enforcement of this Agreement and the Injunction entered in the Florida Lawsuit (the “Florida Injunction”). Any claims or causes of action, whether legal or equitable, arising out of or based upon this Agreement or the Florida Injunction, including, but not limited to, the interpretation and/or enforcement of this Agreement or the Florida Injunction, shall be commenced in the Florida Court. The Parties hereby expressly consent to the Florida Court’s jurisdiction over any claims or actions arising out of the enforcement of this Agreement and/or the Florida Injunction and irrevocably waive any and all jurisdictional or other defenses to the enforceability of the Agreement and/or the Florida Injunction. The Parties consent to the exclusive jurisdiction for the U.S. District Court of New Jersey (the “New Jersey Court,” as specified above) for purposes of the enforcement of the Injunction as entered in the New Jersey Lawsuit (the “New Jersey Injunction”), and agree that any claims or causes of action, whether legal or equitable, arising out of or based upon the New Jersey Injunction including, but not limited to, the interpretation and/or enforcement of the New Jersey Injunction, shall be commenced in the New Jersey Court. The Parties hereby expressly consent to the New Jersey Court’s jurisdiction over any claims or actions arising out of the enforcement of the New Jersey Injunction and irrevocably waive any and all jurisdictional or other defenses to the enforceability of the New Jersey Injunction. The Parties consent to the exclusive jurisdiction for the U.S. District Court of South Carolina, Columbia Division (the “South Carolina Court,” as specified above) for purposes of the enforcement of the Injunction as entered in the South Carolina Lawsuit (the “South Carolina Injunction”), and agree that any claims or causes of action, whether legal or equitable, arising out of or based upon the South Carolina Injunction including, but not limited to, the interpretation and/or enforcement of the South Carolina Injunction, shall be commenced in the South Carolina Court. The Parties hereby expressly consent to the South Carolina Court’s jurisdiction over any claims or actions arising out of the enforcement of the South Carolina Injunction and irrevocably waive any and all jurisdictional or other defenses to the enforceability of the South Carolina Injunction.

8.                    Governing Law. This Agreement is made pursuant to, and shall be governed by, the laws of the State of Florida and, where applicable, federal law.

9.                    Integration and Amendments. Excepting only Hulsey and Lane’s obligations surviving their separation from employment with Nephron as expressly set forth in their respective Employee Confidentiality and Non-Disclosure Agreements (the “NDAs”) that Hulsey executed on June 17, 2015, and that Lane executed on or about July 26, 2017, which obligations remain in full force and effect and are incorporated fully herein by reference, this Agreement constitutes the complete, and entire agreement and understanding of and among the Parties in relation to matters described herein and supersedes all prior oral or written agreements and/or negotiations with respect to the matters addressed herein. Any such obligations under the NDAs are in addition to, and not in lieu of, the obligations under the Injunction. Any amendment or modification to this Agreement must be in writing, signed by duly authorized representatives of the Parties hereto, and specifically state the intent of the Parties to amend and/or modify this Agreement. In the event of a conflict between the NDAs and this Agreement and/or the Injunction, this Agreement and/or the Injunction, as applicable, shall control.

10.                  Severability. If any particular paragraphs, subparagraphs, phrases, words, or other portions of this Agreement are determined by any court of competent jurisdiction to be invalid or unenforceable as written, they shall be modified as necessary to comport with the reasonable intent and expectations of the Parties, and such modification shall not affect the remaining provisions of this Agreement, or if they cannot be modified to be made valid or enforceable, then they shall be severed from this Agreement, and all remaining terms and provisions shall remain enforceable, provided that the primary purposes of this Agreement are not frustrated.

11.                  Counterparts. This Agreement may be executed by the Parties hereto in counterparts, each of which, once executed and delivered in accordance with the terms of this Agreement, will be deemed an original, with all such counterparts taken together constituting one and the same instalment. Delivery by facsimile, encrypted e-mail, or e-mail file attachment of any such executed counterpart to this Agreement will be deemed the equivalent of the delivery of the original executed agreement or instrument.

12.                    Waiver. Any Party’s failure to enforce any provision(s) of this Agreement shall not in any way be construed as a waiver of that provision(s) or prevent that party thereafter from enforcing each and every provision of this Agreement.

13.                    Material Breach. The Parties acknowledge and agree that even if any Party violates any term of this Agreement, all provisions of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be duly executed as of the Effective Date set forth in this Agreement:

[SIGNATURE PAGES FOLLOW FOR EACH PARTY INDIVIDUALLY]

Nephron Pharmaceuticals Corporation, Nephron S.C., Inc., and Nephron Sterile Compounding Center, LLC

Signed:

/s/ Lou Kennedy

By: Lou Kennedy

Chief Executive Officer

U.S. Compounding, Inc.

Signed:

/s/ Robert O. Hopkins

By: Robert O. Hopkins

Its: CFO

[***]

/s/ Jennifer Shelley Hulsey

/s/ Jessica Ingrid Lane